EXHIBIT 10.21

THIRD AMENDMENT TO

MASTER TRANSACTION AGREEMENT

This Third Amendment to Master Transaction Agreement (this “Amendment”), dated as of May 12, 2008 (the “Amendment Date”), and effective in part to the extent provided herein as of March 1, 2008 (the “Amendment Effective Date”), by and among MXenergy Inc., a Delaware corporation (the “Counterparty”), MXenergy Holdings Inc. and certain Subsidiaries thereof, as guarantors (collectively, the “Guarantors”), and Société Générale, as hedge provider (the “Hedge Provider”).

PRELIMINARY STATEMENTS

A.            Reference is made to the Master Transaction Agreement, dated as of August 1, 2006 (as amended by the First Amendment to Master Transaction Agreement dated as of April 6, 2007, and as amended by the Second Amendment to Master Transaction Agreement dated as of December 17, 2007, collectively, the “Agreement”) among the Counterparty, the Guarantors and the Hedge Provider. Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement;

B.            The Counterparty and the Guarantors have requested that the Hedge Provider amend the Agreement as hereinafter provided; and

C.            The Hedge Provider is willing to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Agreement. The Agreement is hereby amended as follows:

(a)           Amendment to Section 1.01. The definition of “Applicable Hedging Transaction Spread” in Section 1.01 of the Agreement is hereby amended and restated, effective as of the Amendment Date, in its entirety to read as follows:

““Applicable Hedging Transaction Spread” means, with respect to any Natural Gas Hedging Transaction of any term to maturity, the execution/credit spread to be paid by the Counterparty to the Hedge Provider for or in respect of such transaction, expressed in cents per MMBtu, set forth opposite such term to maturity below:

All Spreads in Cents/MMBtu
Term to Maturity (x)	Nymex	Additional Basis	Basis Alone
x<=6 months	1.50	0.50	1.50
6 months < x <= 18 months	2.00	0.75	2.00
18 months < x <= 30 months	2.50	1.00	2.50

30 months < x <= 60 months	3.00	1.25	3.00	”

(b)           Amendment to Section 1.01. The definition of “Credit Agreement” in Section 1.01 of the Agreement is hereby amended and restated, effective as of the Amendment Date, in its entirety to read as follows:

““Credit Agreement” means the First Amended and Restated Credit Agreement dated as of August 1, 2006 among the Borrowers, the Guarantors, the Lenders, and the Administrative Agent, as amended by the First Amendment, dated as of April 6, 2007, by the Second Amendment, dated as of December 17, 2007, and by the Third Amendment, dated as of May 12, 2008.”

(c)           Amendment to Section 2.06(a). Section 2.06(a) of the Agreement is hereby amended and restated, effective as of the Amendment Date, in its entirety to read as follows:

“(a)         Notwithstanding any term or provision in this Agreement or any Transaction Document, the Counterparty covenants and agrees that (i) the Natural Gas Hedging Position Volumes in respect of all Natural Gas Hedging Transactions from time to time in effect between the Hedge Provider and the Counterparty (as determined by the Hedge Provider) shall not at any time exceed 35 Bcf without the prior written consent of the Hedge Provider, and (ii) the ratio of Fixed Price Natural Gas Volumes to Variable Price Natural Gas Volumes (as determined by the Hedge Provider) shall not at any time exceed 70:30 without the prior written consent of the Hedge Provider.”

(d)           Amendment to Section 6.01. Section 6.01 of the Agreement is hereby amended and restated, effective as of the Amendment Effective Date, in its entirety to read as follows:

“Section 6.01 Credit Agreement Negative and Financial Covenants. Take or fail to take any action which causes a violation of any of the negative covenants or financial covenants set forth in Article VI of the Credit Agreement, each as in effect on the Closing Date (or (i) with respect to Sections 6.05 and 6.17 of the Credit Agreement, as in effect on April 6, 2007, (ii) with respect to Sections 6.06(f) and 6.18 of the Credit Agreement, as in effect on December 17, 2007, and (iii) with respect to Sections 6.06(e), 6.20 and 6.21 of the Credit Agreement, as in effect on March 1, 2008, after giving effect to the Third Amendment to First Amended and Restated Credit Agreement dated as of May 12, 2008), each such negative covenant and financial covenant, and all defined terms set forth in the Credit Agreement and referenced therein in their respective entireties (in each case as in effect on the Closing Date, or (A) with respect to the definition of “Consolidated Tangible Net Worth,” as in effect on April 6, 2007, (B) with respect to Sections 6.05 and 6.17 of the Credit Agreement, as in effect on April 6, 2007, (C) with respect to Sections 6.06(f) and 6.18 of the Credit Agreement, as in

effect on December 17, 2007, and (D) with respect to Sections 6.06(e), 6.20 and 6.21 of the Credit Agreement, as in effect on March 1, 2008, after giving effect to the Third Amendment to First Amended and Restated Credit Agreement, dated as of May 12, 2008), being hereby incorporated herein by reference as if fully set forth herein (all such negative covenants, financial covenants and related defined terms being collectively referred to herein as the “First Lien Negative Covenants”).”

Section 2.               Conditions to Effectiveness. This Amendment shall be effective when the Hedge Provider shall have received each of the following, in form and substance satisfactory to the Hedge Provider:

(a)           counterparts of this Amendment, duly executed and delivered by the Counterparty and the Guarantors;

(b)           a fully executed copy of the Third Amendment to First Amended and Restated Credit Agreement, dated as of May 12, 2008 but effective as of March 1, 2008 (the “Third Amendment to Credit Agreement”), duly executed and delivered by Transaction Parties, the Administrative Agent and the Majority Lenders;

(c)           evidence reasonably acceptable to the Hedge Provider that all conditions to effectiveness of the Third Amendment to Credit Agreement shall have been satisfied;

(d)           payment by the Counterparty to the Hedge Provider of an amendment fee in the amount of $50,000 in U.S. Dollars and in immediately available funds (the “Amendment Fee”), provided that the Counterparty shall only be required to pay the Amendment Fee if the Hedge Provider shall have executed and provided (by facsimile or electronic mail) its counterpart to this Amendment to the Counterparty at or prior to 5:00 p.m. New York City time on May 13, 2008 (which executed counterpart shall be held in escrow by the Counterparty (and shall not be deemed to be delivered to the Counterparty) until released by the Hedge Provider following satisfaction of the conditions set forth in this Section 2); and

(e)           evidence satisfactory to the Hedge Provider that the Counterparty has paid all other costs, accrued and unpaid fees and expenses to the extent due and payable to the Hedge Provider as of the Amendment Date pursuant to the Agreement and any other Transaction Document.

Section 3.               Representations and Warranties. Each Transaction Party hereby jointly and severally represents and warrants to the Hedge Provider that, as of the Amendment Effective Date and the Amendment Date:

(a)           all representations and warranties of such Transaction Party contained in the Agreement and any other Transaction Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Amendment Effective Date and on the Amendment Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Specified Event has occurred and is continuing.

Section 4.               Consent of Guarantors; Confirmation of Guarantees. Each Guarantor hereby consents to the execution, delivery and performance of this Amendment and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Agreement and each other Transaction Document are, and each of the same shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

Section 5.               Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 6.               Entire Agreement; Transaction Document. This Amendment, the Agreement and the other Transaction Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein. This Amendment is and shall be deemed to be a Transaction Document in all respects and for all purposes.

Section 7.               Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 8.               Headings. The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 9.               Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Amendment Date.

COUNTERPARTY:

MXENERGY INC.

By:	/s/Chaitu Parikh
	Name:	Chaitu Parikh
	Title:	Vice President and Chief Financial Officer

GUARANTORS:

MXENERGY ELECTRIC INC.
MXENERGY HOLDINGS INC.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

By:	/s/Chaitu Parikh
	Name:	Chaitu Parikh
	Title:	Vice President and Chief Financial Officer

HEDGE PROVIDER:

SOCIÉTÉ GÉNÉRALE

By:	/s/Francois-Xavier Saint-Macary
	Name:	Francois-Xavier Saint-Macary
	Title:	Managing Director
Global Head of Commodities Trading